                                                                   EXHIBIT 10.21

                   MASTER RESTRUCTURING AND PURCHASE AGREEMENT

                                      AMONG

                             DAILY GAZETTE COMPANY,

                             MEDIANEWS GROUP, INC.,

                          CHARLESTON PUBLISHING COMPANY

                                       AND

                              CHARLESTON NEWSPAPERS

                             DATED AS OF MAY 7, 2004

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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS..........................................................................................      1

         Section 1.1. Certain Definitions......................................................................      1

ARTICLE II RESTRUCTURING; CLOSING..............................................................................      3

         Section 2.1. Restructuring Transactions...............................................................      3
         Section 2.2. Purchase Price...........................................................................      5
         Section 2.3. Assumption of Liabilities................................................................      6
         Section 2.4. Tax Matters..............................................................................      7
         Section 2.5. The Closing; Deliveries..................................................................      8

ARTICLE III CONDITIONS TO CLOSINGS.............................................................................      8

         Section 3.1. Conditions of DGC to Closing.............................................................      8
         Section 3.2. Conditions of CPC and MNG to Closing.....................................................      9

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF CPC AND MNG.......................................................     10

         Section 4.1. Organization, Qualification, Etc.........................................................     10
         Section 4.2. Corporate Authority......................................................................     10
         Section 4.3. No Conflict..............................................................................     11
         Section 4.4. No Consents..............................................................................     11
         Section 4.5. Assets and Liens.........................................................................     11
         Section 4.6. Covenants of CPC Under Letter of Intent..................................................     12

ARTICLE V REPRESENTATIONS AND WARRANTIES OF DGC................................................................     12

         Section 5.1. Organization, Qualification, Etc.........................................................     12
         Section 5.2. Corporate Authority......................................................................     12
         Section 5.3. No Conflict..............................................................................     13
         Section 5.4. No Consents..............................................................................     13

ARTICLE VI COVENANTS AND AGREEMENTS............................................................................     13

         Section 6.1  Regulatory Approvals and Newspaper Preservation Act Notice...............................     13
         Section 6.2  Cooperation..............................................................................     14
         Section 6.3  Non-Disclosure...........................................................................     14
         Section 6.4  MNG Guaranty.............................................................................     14

ARTICLE VII INDEMNIFICATION....................................................................................     14

         Section 7.1. Indemnification by CPC and MNG...........................................................     14
         Section 7.2  Indemnification by DGC...................................................................     14
         Section 7.3  Survival.................................................................................     15
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                                TABLE OF CONTENTS
                                  (continued)

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         Section 7.4 Brokers' Fees.............................................................................     15

ARTICLE VIII MISCELLANEOUS.....................................................................................     15

         Section 8.1. Assignment...............................................................................     15
         Section 8.2. Entire Agreement.........................................................................     15
         Section 8.3. Transactional Costs/Expenses.............................................................     16
         Section 8.4. Waiver, Amendment, Etc...................................................................     16
         Section 8.5. Binding Agreement; No Third Party Beneficiaries..........................................     16
         Section 8.6. Notices..................................................................................     16
         Section 8.7. Governing Law............................................................................     17
         Section 8.8. Severability.............................................................................     17
         Section 8.9  Rights Cumulative........................................................................     17
         Section 8.10 Further Assurances.......................................................................     17
         Section 8.11.Table of Contents; Headings..............................................................     18
         Section 8.12 Counterparts.............................................................................     18
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                                      -ii-

                   MASTER RESTRUCTURING AND PURCHASE AGREEMENT

      MASTER RESTRUCTURING AND PURCHASE AGREEMENT, dated as of May 7, 2004, among DAILY GAZETTE COMPANY, a corporation organized under the laws of the State of West Virginia ("DGC"); MEDIANEWS GROUP, INC., a corporation organized under the laws of the State of Delaware ("MNG"); CHARLESTON PUBLISHING COMPANY, a corporation organized under the laws of the State of Delaware ("CPC"); and CHARLESTON NEWSPAPERS, an unincorporated joint venture under the laws of the State of West Virginia (the "JOINT VENTURE").

                                    RECITALS

      WHEREAS, DGC and CPC, as assignee of MNG (then known as Garden State Newspapers, Inc.) previously entered into an Amended and Restated Joint Venture Agreement dated August 23, 1998 (the "EXISTING JOA"), pursuant to which the Joint Venture has managed and operated the Newspapers (as defined in the succeeding recital), except for the news and editorial departments of each Newspaper, which have remained separate and independent;

      WHEREAS, prior to the date hereof DGC has published The Charleston Gazette, a morning daily newspaper Monday through Saturday, and The Sunday Gazette-Mail on Sunday, and CPC has published The Charleston Daily Mail, an afternoon daily newspaper Monday through Friday except for legal holidays, all in Charleston, West Virginia (each a "NEWSPAPER" and collectively the "NEWSPAPERS"); and

      WHEREAS, DGC, MNG and CPC entered into a Letter of Intent on February 24, 2004 (the "LETTER OF INTENT"), pursuant to which they agreed in principle to restructure the ownership of the Joint Venture and certain related assets and to amend the Existing JOA, and they now desire to memorialize their agreement in a definitive document;

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, each of DGC, MNG, CPC and the Joint Venture (each a "PARTY" and collectively the "PARTIES") agrees as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings specified below. Certain other terms are defined elsewhere in this Agreement and shall have the meanings so specified.

      "ABRY" means, collectively, ABRY Mezzanine Partners, L.P., a limited partnership organized under the laws of the State of Delaware, and ABRY Investment Partnership, L.P., a limited partnership organized under the laws of the State of Delaware.

      "ABRY-CO" means ABRY/Charleston, Inc., a corporation newly formed under the laws of the State of Delaware, and which is wholly-owned by ABRY.

      "AGREEMENT" means this Master Restructuring and Purchase Agreement, including the Exhibits and Schedules attached hereto, as it may be amended from time to time.

      "AMENDED JOA" means the Amended and Restated Joint Venture Agreement to be executed and delivered at the Closing by DGC, DGHC, the Limited Partnership, DGPC, CPC and the Joint Venture.

      "BUSINESS DAY" means any day other than a day on which commercial banks in Charleston, West Virginia are required or authorized by law to be closed.

      "CLOSING" means the closing of the transactions contemplated by this Agreement, to be held on the date and at the place fixed in accordance with
Section 2.5.

      "CLOSING DATE" means the date of the Closing.

      "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

      "DGHC" means Daily Gazette Holding Company, LLC, a limited liability company newly formed by DGC under the laws of the State of Delaware, which is governed by the Limited Liability Company Operating Agreement for DGHC dated as of May 7, 2004 and whose sole member is DGC.

      "DGPC" means Daily Gazette Publishing Company, LLC, a limited liability company newly formed by DGHC under the laws of the State of Delaware, which is governed by the Limited Liability Company Operating Agreement for DGPC dated as of May 7, 2004 and whose initial sole member will be DGHC and whose sole member after giving effect to the Closing transactions will be the Limited Partnership.

      "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "LIEN" means any liability and any lien, pledge, claim, encumbrance, mortgage or security interest in real or personal property.

      "LIMITED PARTNERSHIP" means Charleston Newspapers Holdings, L.P., a limited partnership newly formed by DGHC, CPC and ABRY-Co under the laws of the State of Delaware, which will be governed by the Partnership Agreement and whose sole general partner is DGHC and whose sole limited partners are CPC and ABRY-Co.

      "NPA" means the Newspaper Preservation Act, as amended.

      "PARTNERSHIP AGREEMENT" means the Limited Partnership Agreement for Charleston Newspapers Holdings, L.P. to be entered into at the Closing by DGHC, as general partner, and CPC and ABRY-Co, as limited partners.

      "TRANSACTION DOCUMENTS" means this Agreement, the Amended JOA, the Partnership Agreement and all other documents and instruments delivered pursuant to this Agreement.

                                      -2-
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                                   ARTICLE II

                             RESTRUCTURING; CLOSING

      Section 2.1. Restructuring Transactions. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Parties shall take the following actions. All of the following actions to occur on the Closing Date shall be deemed to have occurred at the Closing, and none of such actions shall be effective unless all of such actions have occurred.

            (a) Contribution of DGC's Assets. At the Closing, DGC shall transfer, assign and contribute to DGHC, all of its assets, including the mastheads of The Charleston Gazette and The Sunday Gazette-Mail and the other related intangible assets, all of its cash and other liquid assets, and the entire DGC Joint Venture Interest. At the Closing, immediately thereafter, DGHC shall, in turn, transfer, assign and contribute to DGPC, the entire DGC Joint Venture Interest.

            The term "DGC JOINT VENTURE INTEREST" means all of DGC's rights, claims and interests under the Existing JOA and in the Joint Venture, including, but not limited to, DGC's entire 50% general partnership interest and joint venture interest in the Joint Venture and all rights relating thereto and all of DGC's rights and interests in all of the assets of the Joint Venture.

            (b) Partnership Agreement. DGHC, as general partner, and CPC and ABRY-Co, as limited partners, have formed the Limited Partnership as a new partnership and at the Closing shall enter into the Partnership Agreement.

            (c) Contribution of DGHC's Membership Interest in DGPC. At the Closing, after the contributions by DGC pursuant to Section 2.1(a), DGHC shall transfer, assign and contribute to the Limited Partnership its entire membership interest in DGPC and such portion of the cash and other liquid assets received from DGC as determined by DGHC. In consideration for such contribution, DGHC shall receive 100% of the general partnership interests in the Limited Partnership, having the rights and being subject to the obligations that are provided in the Partnership Agreement.

            (d) Transfer of CPC's Assets Relating to the Joint Venture. At the Closing, CPC shall transfer, assign and contribute to the Limited Partnership good and marketable title to (x) all of the CPC Charleston Assets, free and clear of all Liens (subject to the Assumed Liabilities and subject to the provisions contained in the Amended JOA), and (y) the entire CPC Joint Venture Interest, free and clear of all Liens (subject to the Assumed Liabilities and subject to the provisions contained in the Amended JOA). At the Closing, in consideration of such assignment, transfer and contribution being made, CPC shall receive 100% of the Class A limited partnership interests in the Limited Partnership, having the rights and being subject to the obligations that are provided in the Partnership Agreement, and, subject to Section 2.1(f) below, from the Limited Partnership an amount equal to the Purchase Price, as determined and adjusted in accordance with Section 2.2.

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            The term "CPC CHARLESTON ASSETS" means all assets of every kind and description wherever located, whether tangible or intangible, real, personal or mixed, currently used or held for use in connection with the business and operation of the Newspapers, including the publication of the Newspapers and ancillary activities, or in connection with the Joint Venture, that are owned or held by CPC outside the Joint Venture, including, without limitation, the assets referenced in Section 8.0 of the Existing JOA, all circulation lists of The Charleston Daily Mail and The Sunday Gazette-Mail and all rights of CPC to the trade names, trademarks, mastheads, service names and service marks, "The Charleston Daily Mail" and "The Sunday Gazette-Mail", and all other intellectual property used or held for use in the business of the Newspapers including all related websites and URL's, including "dailymail.com," but excluding the CPC Joint Venture Interest, CPC's Class A limited partnership interests in the Limited Partnership and the Excluded Assets.

            The term "EXCLUDED ASSETS" means the following assets:

                  (i) all cash and cash equivalents on deposit for or held by or for CPC as of the Closing for the account of or related to the Newspapers, other than cash or cash equivalents of the Joint Venture;

                  (ii) all claims and rights in and to any refunds of Federal, state or local income taxes of CPC relating to the Newspapers;

                  (iii) all deposits and prepaid expenses of CPC, if any, as of the Closing relating to other Excluded Assets; and

                  (iv) all assets of CPC or one or more affiliates, including, in particular and without limitation those of a corporate overhead nature, which in addition to being utilized in the business/operations of the Newspapers are also utilized in the business/operations of one or more affiliates of CPC.

            The term "CPC JOINT VENTURE INTEREST" means all of CPC's rights, claims and interests under the Existing JOA and in the Joint Venture, including, but not limited to, CPC's entire 50% general partnership interest and joint venture interest in the Joint Venture and all rights relating thereto and all of CPC's rights and interests in all of the assets of the Joint Venture.

            (e) Subsequent Transfers of Certain CPC Charleston Assets. At the Closing, immediately after the actions required by Section 2.1(d) are taken, all rights and interests in any real property or tangible personal property, if any, included in the CPC Charleston Assets shall be transferred by the Limited Partnership to the Joint Venture.

            (f) Financing Transactions. At the Closing, immediately after the actions required by Section 2.1(e) are taken, (i) the Joint Venture shall assume the Limited Partnership's obligation to pay the Purchase Price, as determined and adjusted in accordance with Section 2.2, to CPC, (ii) the Limited Partnership shall transfer to the Joint Venture that portion of the cash and other liquid assets transferred to the Limited Partnership by DGHC pursuant to Section 2.1(c), (iii) the Joint Venture shall obtain

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      financing proceeds from General Electric Capital Corporation and ABRY or their affiliates, and (iv) the Joint Venture shall pay the portion of the Purchase Price payable at the Closing to CPC in the manner provided in
      Section 2.5(c).

            (g) Amended JOA. At the Closing, DGC, DGHC, the Limited Partnership, DGPC, CPC and the Joint Venture shall enter into the Amended JOA.

      Section 2.2 Purchase Price. The "PURCHASE PRICE" shall be Fifty-Five Million Dollars ($55,000,000), subject to adjustment and payment as provided herein.

            (a) Adjustments at Closing. The following adjustments shall be made to the Purchase Price at Closing, and the amount of the Purchase Price as so adjusted shall be the amount paid at the Closing to CPC pursuant to
      Section 2.5(c).

                  (i) Provisional Working Capital Adjustment. A provisional increase in the amount of $786,480 representing CPC's 50% share of the Joint Venture's positive working capital as of the end of the month of March, 2004 (the "REFERENCE MONTH"), as reflected on the Estimated Statement of Working Capital and Long Term Debt which is described in Section 2.2(b), with the final working capital adjustment to be determined following the Closing in the manner set forth in Section 2.2(c). In determining the working capital adjustment, current assets and current liabilities shall be determined in accordance with generally accepted accounting principles consistent with the Joint Venture's past practices, except that (A) in calculating the value of current assets, the value of all Excluded Assets and all intercompany receivables shall be excluded (as thus calculated, "CURRENT ASSETS"), and (B) in calculating the value of current liabilities, all of the Excluded Liabilities, the current maturities of all long term debt (including the portion associated with the unsecured notes due DGC and CPC) and, so that there is no duplication, all liabilities that are otherwise taken into account and result in a downward adjustment to the Purchase Price pursuant to subparagraphs (iii) and (iv) below shall be excluded (as thus calculated, "CURRENT LIABILITIES").

                  (ii) Provisional Long Term Debt Adjustment. A provisional reduction in the amount of $2,236,074 representing CPC's 50% share of the Joint Venture's long term debt as of the end of the Reference Month as reflected on the Estimated Statement of Working Capital and Long Term Debt, with the final debt adjustment to be determined following the Closing in the manner set forth in Section 2.2(c). In calculating long term debt, current maturities of long term debt shall be included, but all of the Excluded Liabilities and the portion of long term debt associated with the unsecured notes due DGC and CPC shall be excluded (as thus calculated, "LONG TERM DEBT").

                  (iii) Pension Plan Adjustment. A reduction of $1,142,750.50, representing CPC's 50% share of the amount of the estimated unfunded accrued benefit obligation for the Charleston Newspapers Retirement Benefit Plan as of December 31, 2003 as reported by the Plan's actuaries, Aon Consulting, in its letter dated April 9, 2004.

                  (iv) Medical Benefit Program Adjustment. A reduction of $723,000, representing CPC's 50% share of the estimated unfunded accrued benefit obligation for the Charleston Newspapers Post Retirement Medical Benefit Program as of December 31, 2003.

            (b) Estimated Working Capital and Long Term Debt Statement. CPC has prepared and delivered to DGC a working capital and long term debt statement for the Joint Venture as of the end of the Reference Month (the "ESTIMATED WORKING CAPITAL AND LONG TERM DEBT STATEMENT"). DGC has reviewed the Estimated Working Capital and Long Term Debt Statement delivered by CPC, and DGC and CPC have agreed to the final form of the Estimated Working Capital and Long Term Debt Statement, which is attached hereto as Exhibit A, subject to final adjustments being made after the Closing as provided in Section 2.2(c). In order to effectuate the provisional adjustments provided for in subparagraphs (i) and (ii) of
      Section 2.2(a) hereof, the Purchase Price has been reduced by one-half the amount by which the aggregate value of Current Liabilities and Long Term Debt reflected on the Estimated Working Capital and Long Term Debt Statement exceeds the value of the Current Assets reflected on such statement.

            (c) Final Working Capital and Long Term Debt Statement. Not later than ninety (90) days following the Closing, DGC shall prepare and deliver to CPC a working capital and long term debt statement for the Joint Venture based upon the books and records thereof as of the Closing. Such statement (the "FINAL WORKING CAPITAL AND LONG TERM DEBT STATEMENT") shall be prepared in accordance with generally accepted accounting principles consistent with the Joint Venture's past practices and fairly present the Current Assets, Current Liabilities and Long Term Debt of the Joint Venture as of the Closing and otherwise determined in a manner consistent with this Section 2.2. To the extent that the Current Assets, Current Liabilities and Long Term Debt, as thus calculated, of the Joint Venture which is reflected on the Final Working Capital and Long Term Debt Statement results in a final aggregate adjustment to the Purchase Price under subparagraphs (i) and (ii) of Section 2.2(a) that is greater or lesser than the provisional aggregate adjustment made at the Closing as reflected on the final Estimated Working Capital and Long Term Debt Statement, a corresponding adjustment equal to one-half of such difference shall be made to the Purchase Price, and CPC or DGC, as appropriate, shall pay the amount of such adjustment, by bank draft or wire transfer of immediately available funds, within five (5) Business Days of DGC's delivery to CPC of the Final Working Capital and Long Term Debt Statement or the resolution of any dispute as provided in the following sentence, as the case may be. Any dispute between CPC and DGC regarding the Final Working Capital and Long Term Debt Statement shall be resolved by Deloitte & Touche LLP or such other nationally recognized firm of independent public accountants as shall be mutually selected by CPC and DGC, with the cost and fees of such firm being shared equally by CPC and DGC.

      Section 2.3 Assumption of Liabilities. Effective as of the Closing, DGHC shall assume and be responsible for all of CPC's duties and obligations under the Existing JOA and CPC's pro rata share pursuant to the Existing JOA of all liabilities of the Joint Venture, arising prior to or subsequent to the Closing, as well as all obligations and liabilities arising subsequent to the Closing relating to the business and operations of the Newspapers, provided that DGHC shall not assume, and DGHC and its affiliates shall not be responsible for, and CPC shall be responsible for: (i) all duties, obligations and liabilities allocated to CPC by the terms of the Amended JOA with respect to The Charleston Daily Mail; (ii) the entire cost and expense of defending, settling, paying and discharging any liability or other claim which is not covered by the libel insurance obtained by the Joint Venture (excluding any such cost or expense which is not covered as a result of the application of any deductible amount or co-payment requirement provided under the insurance policy) for the The Charleston Daily Mail on account of anything published in or excluded from The Charleston Daily Mail, or arising by reason of anything done or omitted to be done by the editorial department thereof, whether prior to or subsequent to Closing; and (iii) all severance and similar obligations and liabilities to Sam Hindman. No other obligations or liabilities shall be assumed by DGHC (or its affiliates) at Closing other than those expressly assumed pursuant to the preceding sentence (collectively, the "ASSUMED LIABILITIES") and CPC shall retain all other obligations and liabilities, whether or not relating to the Newspapers (collectively, together with the obligations and liabilities described in clauses (i), (ii) and (iii) above, the "EXCLUDED LIABILITIES").

      Section 2.4 Tax Matters.

            (a) All tax returns for the Joint Venture (i) that are due on or before the Closing Date, or (ii) that relate to taxable periods ending on or prior to the Closing Date but are required to be filed after the Closing Date shall be prepared and filed in a manner consistent with past practice. Allocations of items of income and gain and loss and deduction shall for the taxable year that includes the Closing Date be made using the closing-of-the-books method. DGPC shall cause an election under section 754 of the Code to be in effect for the taxable year in which the Closing occurs.

            (b) All transfer, documentary, sales, use, stamp, registration and other such taxes and fees (including any penalties and interest) incurred in connection with the transactions consummated pursuant to this Agreement shall be paid by the Limited Partnership. The Limited Partnership and CPC shall cooperate in all reasonable respects to prepare and file all necessary tax returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other taxes and fees.

            (c) Unless otherwise required by applicable law, the parties agree to report the transactions effected by the Transaction Documents in any relevant tax returns or similar filings as (i) a sale by CPC to the Limited Partnership of the CPC Charleston Assets for $50,000, (ii) a distribution by the Joint Venture to CPC of cash in the amount of (x) the balance of the Purchase Price, as determined and adjusted in accordance with Section 2.2, and (y) the liabilities of the Joint Venture allocable to the CPC Joint Venture Interest pursuant to Section 752 of the Code, and
      (iii) the merger of the Joint Venture and the Limited Partnership, resulting in a termination of the Limited Partnership and the continuation of the Joint Venture.

            (d) The parties agree to allocate $50,000 to the CPC Charleston Assets. The parties further agree that any adjustment to the tax basis of the Joint Venture's assets pursuant to Section 734(b) of the Code shall be allocated 1/3 to tangible assets and 2/3 to intangible assets. Unless otherwise required by applicable law, the parties agree to act, and cause their respective affiliates to act, in accordance with the allocations agreed to herein in any relevant tax returns or similar filings, and shall make any filings required by Code Sections 704(c), 734(b), 751, 755 and 1060 (if any) in accordance with such allocation.

            (e) DGC shall cause DGPC and the Limited Partnership to comply with this Section 2.4 and perform their obligations hereunder.

      Section 2.5. The Closing; Deliveries. The Closing shall take place as soon as practicable after the satisfaction or waiver of all conditions for Closing set forth in Article III, at the offices of Dow, Lohnes & Albertson. PLLC, located at 1200 New Hampshire Avenue, N.W., Washington, D.C. 20036, or on such other date and at such other place as may be agreed by DGC and CPC. At the Closing, the Parties shall make the following deliveries:

            (a) Each of the Parties shall deliver, or cause to be delivered, executed copies of each of the Transaction Documents, duly executed by each party thereto.

            (b) Each of the Parties, as applicable, shall deliver, or cause to be delivered, such conveyance and assumption documents, in form and substance mutually satisfactory to the Parties, as may be reasonably requested by the other Parties to evidence the contribution and sale transactions contemplated in Section 2.1 and consummate the transactions contemplated by this Agreement.

            (c) the Joint Venture shall deliver, or cause to be delivered, the portion of the Purchase Price payable at the Closing as determined in accordance with Section 2.2 by bank draft or wire transfer of immediately available funds to an account designated by CPC.

                                   ARTICLE III

                             CONDITIONS TO CLOSINGS

      Section 3.1. Conditions of DGC to Closing. The obligation of DGC to consummate the transactions contemplated by this Agreement to occur at the Closing are subject to the satisfaction, on or prior to the Closing, of each of the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by DGC:

            (a) Accuracy of Representations and Warranties. The representations and warranties made by CPC and MNG in the Letter of Intent and in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects at the Closing, as if originally made as of the Closing.

            (b) Performance of Covenants. The covenants made by CPC and MNG in the Letter of Intent and in this Agreement to be performed prior to the Closing shall have been performed in all material respects prior to the Closing.

            (c) Amended JOA and Other Closing Deliveries. The Parties shall have entered into the Amended JOA, upon terms reasonably acceptable to DGC. CPC and MNG shall have made the deliveries required to be made by them under
      Section 2.5.

            (d) Officer's Certificate. CPC and MNG shall have delivered an officer's certificate (duly executed by an officer of CPC and an officer of MNG, but without personal liability), certifying that the conditions for Closing set forth in Sections 3.1(a), 3.1(b) and the second sentence of Section 3.1(c) have been satisfied as of the Closing.

            (e) No Material Adverse Change. Since the execution of the Letter of Intent, no event shall have occurred which, either individually or in the aggregate with other events, results in or could be reasonably expected to result in any material adverse change with respect to the business, assets, liabilities, properties or financial condition of the Newspapers, the Joint Venture or the CPC Charleston Assets.

            (f) No Legal Proceedings. No action, proceeding, investigation, regulation or legislation shall have been instituted or threatened before any court or other governmental authority which questions the validity or legality of the proposed transactions or seeks to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to, or arises out of the proposed transactions or can otherwise be expected to materially and adversely affect Daily Gazette, the Joint Venture, any of their affiliates or the Newspapers, and no writ, order, decree or injunction of a court or other governmental authority shall have been entered that has the foregoing effect.

            (g) Outside Date. The Closing shall have occurred not later than the latter of May 14, 2004 or the fifth (5th) Business Day following the satisfaction of all other conditions for Closing.

      Section 3.2. Conditions of CPC and MNG to Closing. The obligations of CPC and MNG to consummate the transactions contemplated by this Agreement to occur at the Closing are subject to the satisfaction, on or prior to the Closing, of each of the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by CPC and MNG:

            (a) Accuracy of Representations and Warranties. The representations and warranties made by DGC in the Letter of Intent and in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects at the Closing, as if originally made as of the Closing.

            (b) Performance of Covenants. The covenants made by DGC in the Letter of Intent and in this Agreement to be performed prior to the Closing shall have been performed in all material respects prior to the Closing.

            (c) Amended JOA and Other Closing Deliveries. The Parties shall have entered into the Amended JOA, upon terms reasonably acceptable to CPC. DGC shall have made, or caused to be made, the deliveries required to be made by it under Section 2.5.

            (d) Officer's Certificate. DGC shall have delivered an officer's certificate (duly executed by an officer of DGC, but without personal liability), certifying that the conditions for Closing set forth in Sections 3.2(a), 3.2(b) and the second sentence of Section 3.2(c) have been satisfied as of the Closing.

            (e) No Legal Proceedings. No action, proceeding, investigation, regulation or legislation shall have been instituted or threatened before any court or other governmental authority which questions the validity or legality of the proposed transactions or seeks to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to, or arises out of the proposed transactions, and no writ, order, decree or injunction of a court or other governmental authority shall have been entered that has the foregoing effect.

            (f) Outside Date. The Closing shall have occurred not later than the latter of May 14, 2004 or the fifth (5th) Business Day following the satisfaction of all other conditions for Closing.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF CPC AND MNG

      CPC and MNG each represents and warrants to DGC as follows:

      Section 4.1. Organization, Qualification, Etc. CPC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. MNG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. CPC has all necessary power and authority to own its properties and assets and to conduct its business as now conducted. CPC has qualified to conduct business and is in good standing under the laws of all jurisdictions where the nature of its operations or the nature or location of its assets requires such qualification.

      Section 4.2. Corporate Authority.

            (a) CPC has full power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. All acts required to be taken to authorize the execution and delivery by CPC of this Agreement and each of the other Transaction Documents to which it is a party and the performance of each of its obligations hereunder and thereunder have been duly and properly taken, and no other proceedings on the part of CPC are necessary to authorize such execution, delivery and performance. This Agreement and each of the other Transaction Documents to which CPC is a party constitutes a legal, valid and binding obligation of CPC enforceable in accordance with its respective terms.

            (b) MNG has full power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. All acts required to be taken to authorize the execution and delivery by MNG of this Agreement and each of the other Transaction

      Documents to which it is a party and the performance of each of its obligations hereunder and thereunder have been duly and properly taken, and no other proceedings on the part of MNG are necessary to authorize such execution, delivery and performance. This Agreement and each of the other Transaction Documents to which MNG is a party constitutes a legal, valid and binding obligation of MNG enforceable in accordance with its respective terms.

      Section 4.3. No Conflict. The execution, delivery and performance of this Agreement and the other Transaction Documents to which CPC and/or MNG is a party by CPC and/or MNG, as the case may be, and the consummation of the transactions contemplated herein and therein by CPC and MNG do not and will not, with or without the passage of time and/or the giving of notice, conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any loan or credit agreement, note, bond, indenture, mortgage, deed of trust, lease, franchise, contract, or other agreement, obligation, instrument or binding commitment of any nature to which CPC or MNG is a party or subject, (ii) the certificate of incorporation or bylaws of CPC or MNG, or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, administrative agency, regulatory body, or governmental agency or body, domestic or foreign, having jurisdiction over CPC or MNG or their assets or properties, and do not and will not result in the creation of any Lien on any of the CPC Charleston Assets or the CPC Joint Venture Interest, except, with respect to clauses (i) and (iii), for any conflict, breach, violation or default which would not impair CPC's or MNG's ability to execute, deliver and perform this Agreement and the other Transaction Documents to which they are a party or to consummate the transactions contemplated herein or therein.

      Section 4.4 No Consents. No consent, approval, order or authorization of, or declaration to, notice to, or filing with, any federal, state or local governmental or regulatory authority or other third party on the part of CPC or MNG is required in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents to which CPC and/or MNG is a party by CPC and/or MNG, as the case may be, and the consummation of the transactions contemplated herein and therein (each a "CONSENT") that have not already been obtained or made, except for the filing required under the NPA as contemplated by Section 6.1(c).

      Section 4.5 Assets and Liens. CPC has good and marketable title to all of the CPC Charleston Assets, free and clear of all Liens (subject to the Assumed Liabilities and the provisions contained in the Existing JOA, for the period prior to Closing, and the provisions contained in the Amended JOA, for the period subsequent to Closing). CPC is the record and beneficial owner of 100% of the CPC Joint Venture Interest, free and clear of all Liens (subject to the Assumed Liabilities and the provisions contained in the Existing JOA, for the period prior to Closing, and the provisions contained in the Amended JOA, for the period subsequent to Closing) and options to purchase or any other right created by CPC (or its predecessors-in-interest) in favor of a third party (excluding any rights created under the Existing JOA). CPC and MNG do not make any representation or warranty with regard to any assets already owned by the Joint Venture, except that CPC and MNG hereby acknowledge and agree that neither CPC nor MNG has any interest in any real property or any tangible personal property used in and useful to the Joint Venture that was previously contributed to, or acquired by, the Joint Venture.

      Section 4.6 Covenants of CPC Under Letter of Intent. Since the date of execution of the Letter of Intent, CPC has:

      (a) Conducted the business and operations of the Newspapers in the ordinary course of business consistent with past practices and continued to perform its duties and obligations under the Existing JOA;

      (b) Not intentionally done anything or intentionally failed to do anything which has caused any event or transaction to occur which materially or adversely affects the CPC Charleston Assets or operations of the Joint Venture or the Newspapers;

      (c) Not sold, assigned or otherwise transferred or approved the sale, assignment or transfer of any of the CPC Charleston Assets, or canceled or compromised any debts or claims relating to the Newspapers except in the ordinary course of business;

      (d) Not failed to use reasonable efforts to preserve intact the Joint Venture and the Newspapers' present business organizations, keep available the services of their employees or preserve their relationships with material advertisers, customers, suppliers, licensors, licensees, distributors or others having business dealings with the Newspapers and/or the Joint Venture, to the end that their good will and on-going business will not have been materially impaired prior to the Closing; and

      (e) Not intentionally done anything or intentionally failed to do anything which caused any material adverse change to occur subsequent to the date of the Letter of Intent with respect to the Newspapers, the Joint Venture and/or the CPC Charleston Assets.

                                    ARTICLE V

                      REPRESENTATIONS AND WARRANTIES OF DGC

      DGC represents and warrants to CPC and MNG as follows:

      Section 5.1. Organization, Qualification, Etc. DGC is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia. DGC has all necessary power and authority to own its properties and assets and to conduct its business as now conducted. DGC has qualified to conduct business and is in good standing under the laws of all jurisdictions where the nature of its operations or the nature or location of its assets requires such qualification.

      Section 5.2. Corporate Authority. DGC has full power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. All acts required to be taken to authorize the execution and delivery by DGC of this Agreement and each of the other Transaction Documents to which it is a party and the performance of each of its obligations hereunder and thereunder have been duly and properly taken, and no other proceedings on the part of DGC are necessary to authorize such execution, delivery and performance. This Agreement and each of the other

Transaction Documents to which DGC is a party constitutes a legal, valid and binding obligation of DGC enforceable in accordance with its respective terms.

      Section 5.3. No Conflict. The execution, delivery and performance of this Agreement and the Transaction Documents to which DGC is a party by DGC and the consummation of the transactions contemplated herein and therein by DGC do not and will not, with or without the passage of time and/or the giving of notice, conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any loan or credit agreement, note, bond, indenture, mortgage, deed of trust, lease, franchise, contract, or other agreement, obligation, instrument or binding commitment of any nature to which DGC is a party or subject, (ii) the certificate of incorporation or bylaws of DGC, or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, administrative agency, regulatory body, or governmental agency or body, domestic or foreign, having jurisdiction over DGC or its assets or properties, except, with respect to clauses (i) and (iii), for any conflict, breach, violation or default which would not impair DGC's ability to execute, deliver and perform this Agreement and the other Transaction Documents to which DGC is a party or to consummate the transactions contemplated herein or therein.

      Section 5.4 No Consents. No consent, approval, order or authorization of, or declaration to, notice to, or filing with, any federal, state or local governmental or regulatory authority or other third party on the part of DGC or its affiliates is required in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents by DGC and the consummation of the transactions contemplated herein and therein, except for the filing required under the NPA as contemplated by Section 6.1(c) and any of the foregoing that have already been obtained or made.

                                   ARTICLE VI

                            COVENANTS AND AGREEMENTS

      Section 6.1 Regulatory Approvals and Newspaper Preservation Act Notice.

            (a) Generally. To the extent not provided or obtained prior to the Closing, each of the Parties shall take all commercially reasonable steps necessary and proceed diligently to provide all required notices and obtain all required approvals with respect to the consummation of the transactions contemplated by this Agreement, provided that (i) none of the Parties shall be required to pay, provide or deliver any consideration to obtain any such approvals (except filing or other administrative or processing fees), and (ii) DGC shall not be required to assume or accept any special terms or conditions or restrictions imposed by any governmental authority or third party that could have a material and adverse effect on DGC, the Joint Venture, any of their affiliates or the Newspapers, in order to obtain any such approval.

            (b) HSR. The Parties acknowledge that the transactions contemplated by this Agreement are not subject to notification under the HSR Act.

            (c) Newspaper Preservation Act. Without limitation of Section 6.1(a), the Parties agree to timely provide all notices with respect to the consummation of the transactions contemplated by this Agreement required under the NPA. The Parties acknowledge that, as of the date of this Agreement, the NPA requires the Parties to notify the Department of Justice of their entry into the Amended JOA, not later than thirty (30) days following the Closing.

      Section 6.2 Cooperation. The Parties will cooperate with the other Parties in connection with the consummation of the transactions contemplated by this Agreement, including with regard to DGC's financing transactions.

      Section 6.3 Non-Disclosure. The Parties agree not to make any public disclosures about the existence or contents of this Agreement or transactions contemplated hereby without prior written notice to and approval of the other party.

      Section 6.4 MNG Guaranty. MNG hereby unconditionally and irrevocably guarantees the performance and payment in full by CPC of all of CPC's obligations and liabilities under the Amended JOA and all of CPC's obligations and liabilities under this Agreement and the other Transaction Documents, including but not limited to the performance and payment of CPC's Excluded Liabilities.

      Section 6.5 DGHC Assumption. Effective as of the Closing, DGHC shall assume and perform all of DGC's obligations under this Agreement to be performed after the Closing, including its indemnification obligations, and DGC shall be released therefrom.

                                   ARTICLE VII

                                 INDEMNIFICATION

      Section 7.1. Indemnification by CPC and MNG. After the Closing CPC and MNG shall jointly and severally indemnify, defend and hold DGC (including the Joint Venture and its other affiliates) harmless from and against (i) all losses or expenses, including reasonable attorneys fees, caused by any breach of any warranty, representation or covenant of CPC or MNG contained in the Letter of Intent or this Agreement and (ii) all of the Excluded Liabilities, whether liquidated, contingent or otherwise, together with all losses and expenses that DGC may incur with respect thereto, including attorney's fees. Notwithstanding the above, CPC and MNG shall not be obligated to indemnify DGC (including the Joint Venture and its other affiliates) for any liabilities, loss or expense caused by any breach of any warranty or representation until the aggregate of such liabilities, losses and expenses exceed the threshold sum of $250,000; however, when the aggregate amount of such liabilities, losses and expenses exceed such amount, CPC and MNG shall thereafter be liable in full for all such liabilities, losses and expenses.

      Section 7.2 Indemnification by DGC. After the Closing DGC shall indemnify, defend and hold CPC and MNG (including their respective affiliates) harmless from and against (i) all losses or expenses, including reasonable attorneys fees, caused by any breach of any warranty, representation or covenant of DGC contained in the Letter of Intent or this Agreement and (ii) all of the Assumed Liabilities, whether liquidated, contingent or otherwise, together with all losses and expenses that CPC may incur with respect thereto, including attorneys' fees. Notwithstanding the above, DGC shall not be obligated to indemnify CPC or MNG (or their respective affiliates) for any liabilities, loss or expense caused by any breach of any warranty or representation until the aggregate of such liabilities, losses and expenses exceed the threshold sum of $250,000; however, when the aggregate amount of such liabilities, losses and expenses exceed such amount, DGC shall thereafter be liable in full for all such liabilities, losses and expenses.

      Section 7.3 Survival. Except for indemnification claims which are based upon actual or potential claims against DGC (including the Joint Venture and its other affiliates) by third parties or claims which are based upon the failure of CPC to perform and discharge the Excluded Liabilities, which claims may be asserted at any time prior to the running of the applicable statute of limitations, all indemnification claims of DGC (including the Joint Venture and its other affiliates) with respect to breach of warranties or pre-Closing covenants shall be made within eighteen (18) months of the Closing. Except for indemnification claims which are based upon actual or potential claims against CPC and/or MNG (including their respective affiliates) by third parties or claims which are based upon the failure of DGHC to perform and discharge the Assumed Liabilities, which claims may be asserted at any time prior to the running of the applicable statute of limitations, all indemnification claims of CPC and/or MNG (including their respective affiliates) with respect to breach of warranties or pre-Closing covenants shall be made within eighteen (18) months of the Closing.

      Section 7.4 Brokers' Fees. DGC, on the one hand, and CPC and MNG, on the other hand, each warrant that they are not represented by any brokers, finders, or agents in connection with this transaction and agree to mutually indemnify each other against any claim for any fee, commission, or any other compensation claimed to be due by any purported broker, finder or agent engaged by them.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      Section 8.1. Assignment. No Party will assign this Agreement or any rights, interests or obligations hereunder, or delegate performance of any of its obligations hereunder, without the prior written consent of each other Party, except DGC may assign its rights hereunder to a related entity, and DGC and the Joint Venture may collaterally assign their rights hereunder to their lenders for security purposes.

      Section 8.2. Entire Agreement. This Agreement and the other Transaction Documents embody the entire agreement and understanding of the Parties in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter, except to the extent any provisions of the Existing JOA or Letter of Intent are referred to herein, such provisions shall be deemed restated herein and survive to the limited extent of giving effect to the provisions hereof. In the event of any conflict between this Agreement and the Amended JOA or the Letter of Intent, this Agreement shall control. In the event of any conflict between this Agreement and the Partnership Agreement, the Partnership Agreement shall control.

      Section 8.3. Transactional Costs/Expenses. Except as otherwise expressly herein provided, each Party shall bear all fees and expenses incurred by such Party in connection with, relating to or arising out of the consummation of the transactions contemplated hereby, including, without limitation, attorneys', accountants' and other professional fees and expenses.

      Section 8.4. Waiver, Amendment, Etc. This Agreement may not be amended or supplemented, and no waivers of or consents to departures from the provisions hereof shall be effective, unless set forth in a writing signed by the Party(ies) to be bound. No failure or delay of any Party in exercising any power or right under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

      Section 8.5. Binding Agreement; No Third Party Beneficiaries. This Agreement will be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. Nothing expressed or implied herein is intended or will be construed to confer upon or to give to any third party any rights or remedies by virtue hereof (except in its capacity as an indemnified party under Article VII). It is specifically agreed that DGC shall have no obligation whatsoever to any creditor, employee, vendor or agent of CPC as a consequence of its entering into this Agreement. It is specifically agreed that CPC and MNG shall have no obligation whatsoever to any creditor, employee, vendor or agent of DGC as a consequence of its entering into this Agreement, except as expressly provided in the other Transaction Documents, any other agreement, document or instrument entered into by CPC or MNG or in the Assignment of Representations, Warranties, Covenants and Indemnities (Acquisition Agreement) dated as of even date herewith among the Joint Venture, DGC and General Electric Capital Corporation, as agent.

      Section 8.6. Notices. All notices, requests, demands, claims and other communications which may or are to be given hereunder or with respect hereto shall be in writing, shall be given either by personal delivery, facsimile or by certified or special express mail or recognized overnight delivery service, first class postage prepaid, or when delivered to such delivery service, charges prepaid, return receipt requested, and shall be deemed to have been given or made when personally received by the addressee, addressed as follows:

If to DGC or the Joint Venture:      c/o Daily Gazette Company
                                     1001 Virginia Street, East
                                     Charleston, WV  25301
                                     Attn:  Ms. Elizabeth E. Chilton, President,
                                     Facsimile:  (304) 348-5180, and
                                     Attn: Mr. Norman Watts Shumate III,
                                     Facsimile: (304) 348-1795

With A Copy to:                      Dow, Lohnes & Albertson, PLLC
                                     1200 New Hampshire Avenue, NW

                                     Washington, D.C. 20036
                                     Attn:  J. Michael Hines, Esq.
                                     And
                                     J. Kevin Mills, Esq.
                                     Facsimile:  (202) 776-2000

If to CPC:                           MediaNews Group, Inc.
                                     1560 Broadway, Suite 2100
                                     Denver, Colorado 80202
                                     Attn:  Joseph J. Lodovic, IV
                                     President
                                     Facsimile:  (303) 894-9327

With a Copy to:                      Hughes Hubbard & Reed LLP
                                     1775 I Street, N.W.
                                     Washington, D.C.  20006-2401
                                     Attn:  Howell E. Begle, Jr., Esq.
                                     Facsimile:  (202) 721-4739

Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

      Section 8.7. Governing Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and all other respects by the internal laws of the State of West Virginia applicable to contracts made and wholly to be performed therein.

      Section 8.8. Severability. If any provision of this Agreement is held to be invalid or unenforceable, such provision shall (i) be modified to the minimum extent necessary to render it valid and enforceable, or (ii) if it cannot be so modified, be deemed not to be a part of this Agreement and not affect the validity or enforceability of the remaining provisions so long as the material terms and intent of the parties can be preserved in all material respects.

      Section 8.9 Rights Cumulative. All rights and remedies of the Parties will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or the other Transaction Documents or applicable law.

      Section 8.10 Further Assurances. At and after the Closing, each of the Parties will promptly execute and deliver, or cause to be executed and delivered, to the other Parties all such documents and instruments, in addition to those otherwise required by this Agreement and the other Transaction Documents, in form and substance reasonably satisfactory to the Parties, as they may reasonably request in order to carry out or evidence the terms of this Agreement and the intent of the Parties.

      Section 8.11. Table of Contents; Headings. The table of contents and the headings in this Agreement are for convenience of reference only and will not affect the construction of any provisions hereof.

      Section 8.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed and delivered will be deemed an original but all of which will constitute one and the same Agreement.

                        [Signatures follow on next page.]

      IN WITNESS WHEREOF, the Parties have caused this Master Restructuring and Purchase Agreement to be duly executed as of the date first above written.

                          DAILY GAZETTE COMPANY

                          By: /s/ Elizabeth E. Chilton
                              -----------------------------------
                              Name: Elizabeth E. Chilton
                              Title: President

                          MEDIANEWS GROUP, INC.

                          By: /s/ Ronald A. Mayo
                              -----------------------------------
                              Name: Ronald A. Mayo
                              Title: Vice President and Chief Financial
                              Officer

                          CHARLESTON PUBLISHING COMPANY

                          By: /s/ Ronald A. Mayo
                              -----------------------------------
                              Name: Ronald A. Mayo
                              Title: Vice President and Chief Financial
                              Officer

                          CHARLESTON NEWSPAPERS

                          By: Charleston Newspapers Holdings, L.P.,
                              General Partner
                          By: Daily Gazette Holding Company, LLC,
                              General Partner
                          By: Daily Gazette Company, Member

                          By: /s/ Elizabeth E. Chilton
                              -----------------------------------
                              Name: Elizabeth E. Chilton
                              Title: President